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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


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                         CONSENT OF INDEPENDENT AUDITORS



TCA Employee Benefits Committee
Tyler, Texas

     We hereby consent to the use of our report dated September 24, 1997 (the "Auditors' Report"), with respect to the financial statements of the TCA Cable 401(k) Plan for the fiscal year ended December 31, 1996 in this Annual Report on Form 11-K of TCA Cable TV, Inc. (the "Company"), and to the incorporation by reference of the Auditor's Report and related financial statements in the Company's Registration Statement on Form S-8 to be filed on or about the date hereof, and in any other Registration Statement, on Form S-8 or otherwise, or any other filing with the Securities and Exchange Commission made by the Company or to be made thereby on or after the date hereof.


                                                    /s/ HENRY & PETERS, P.C.

Tyler, Texas
March 23, 1998